Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts and all such counterparts taken together shall constitute one and the same instrument.

Dated: June 20, 2018

HANDSON GLOBAL MANAGEMENT, LLC

By:	/s/ Par Chadha
	Name:	Par Chadha
	Title:	Manager

HOVS LLC

By:	/s/ Jim Reynolds
	Name:	Jim Reynolds
	Title:	Manager

HANDSON FUND 4 I LLC

By:	/s/ Par Chadha
	Name:	Par Chadha
	Title:	Manager

HOV CAPITAL III LLC

By:	/s/ Par Chadha
	Name:	Par Chadha
	Title:	Manager

HOV SERVICES LTD

By:	/s/ Vik Negi
	Name:	Vik Negi
	Title:	Director

ADESI 234 LLC

By:	/s/ Par Chadha
	Name:	Par Chadha
	Title:	Manager

HOF 2 LLC

By:	/s/ Par Chada
	Name:	Par Chadha
	Title:	Manager

EX-SIGMA 2 LLC

By:	/s/ Par Chadha
	Name:	Par Chadha
	Title:	Manager

EX-SIGMA LLC

By:	/s/ Par Chadha
	Name:	Par Chadha
	Title:	Manager

HANDSON 3, LLC

By:	/s/ Par Chadha
	Name:	Par Chadha
	Title:	Manager

By:	/s/ Par Chadha
	Name:	Par Chadha